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Exhibit 21.1

Subsidiaries of Wynn Resorts, Limited upon consummation of this offering:

Exact Name of Subsidiary as Specified in its Charter	State or Other Jurisdiction or Incorporation or Organization
Valvino Lamore, LLC	Nevada
dba Celebrity Slot Club
dba Desert Inn Celebrity Slot Club
dba Desert Inn Hotel & Country Club
dba Desert Inn Resort & Casino
dba Spotlight Theatre
dba Starlight Theatre
dba Stars' Desert Inn Hotel & Country Club
dba The Cabaret Room
dba The Desert Inn
dba The Desert Inn Casino
dba The Desert Inn Country Club
dba The Desert Inn Country Club & Spa
dba The Desert Inn Hotel
dba The Desert Inn Hotel and Casino
dba The Desert Inn Spa
dba The Monte Carlo Room
dba The Stars' Desert Inn Hotel & Country Club
dba The Stars' Desert Inn & Casino
dba The Stars' Desert Inn Country Club & Spa
dba The Stars' Desert Inn Hotel & Casino
dba Wynn Park

Kevyn, LLC	Nevada

Toasty, LLC	Delaware

Rambas Marketing, LLC	Nevada

WorldWide Wynn, LLC	Nevada
dba World Wide Wynn
dba World Wide Wynn Casino
dba World Wide Wynn Gaming

Wynn Group Asia, Inc.	Nevada

Wynn Las Vegas Capital Corp.*	Nevada

Wynn Las Vegas, LLC*	Nevada
dba Le Rêve
dba Club Le Rêve
dba Le Rêve Casino Hotel
dba Le Rêve Casino Hotel & Towers
dba Le Rêve Gallery of Fine Art
dba Le Rêve Golf Club
dba Le Rêve Hotel & Casino
dba Le Rêve Hotel & Towers
dba Le Rêve Resort & Casino
dba Le Rêve Resort & Country Club

World Travel, LLC*	Nevada

Las Vegas Jet, LLC*	Nevada

Wynn Design & Development, LLC*	Nevada
dba Wynn Design & Development
dba Wynn Design and Development

Desert Inn Water Company, LLC*	Nevada

Desert Inn Improvement Co.*	Nevada

Wynn Resorts Holdings, LLC*	Nevada
dba The Wynn Collection
dba Wynn Resorts

Palo, LLC*	Delaware

Wynn Completion Guarantor, LLC*	Nevada

Wynn Resorts (Macau) S.A.*	Macau

Wynn Resorts International, Ltd.*	Isle of Man

*
Indicates indirect subsidiary of Wynn Resorts, Limited

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  Subsidiaries of Wynn Resorts, Limited upon consummation of this offering